Exhibit 21

LIST OF SUBSIDIARIES

EHP Operating Partnership, L.P.
EHP RiverCenter Landmark, LLC
EHP Burr Ridge, LLC
EHP RiverCenter Suites, LLC
EHP CVG Airport, LLC
EHP DIA Suites, LLC
EHP Westshore Suites, LLC
EHP Independence Suites, LLC
EHP Dublin Suites, LLC
EHP Phoenix Suites, LLC
EHP Glendale, LLC
EHP San Juan Suites, LLC
Eagle San Juan Suites, LLC
EHP Boston Suites, LLC
EHP Rochester Hotel Holding, LLC
EHP Rochester Hotel, LLC
EHP TRS Holding Co., Inc.
RiverCenter Landmark TRS, Inc.
Burr Ridge TRS, Inc.
RiverCenter Suites TRS, Inc.
CVG Airport TRS, Inc.
DIA Suites TRS, Inc.
Westshore Suites TRS, Inc.
Independence Suites TRS, Inc.
Dublin Suites TRS, Inc.
Rochester Hotel TRS, Inc.
Phoenix Suites TRS, Inc.
Glendale Hotel TRS, Inc.
Boston Suites TRS, Inc.